As filed with the Securities and Exchange Commission on October 27, 2026

Registration No. 333-298601

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3

Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Miluna Acquisition Corp*

(Exact name of Registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

For Co-Registrants, see “Table of Co-Registrants” on the following page.

12F, No. 43,

Cheng Gong Road, Sec 4, Neihu

Taipei, Taiwan
Telephone: +886 900-605-199
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ying Li, Esq. Sally Yin, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Telephone: (212) 530-2206	Debbie A. Klis, Esq. Rimôn PC 1050 Connecticut Avenue NW, Suite 500 Washington, DC, 20036 Telephone: (202) 935-3390

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this Registration Statement and all other conditions to the proposed Business Combination described herein have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant and Co-Registrant hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and Co-Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

* All securities being registered will be issued by Miluna Acquisition Corp, which will be renamed “Kukugan Corp” immediately following the consummation of the Business Combination described herein.

TABLE OF CO-REGISTRANT

Exact Name of Co-Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
CADV Ventures S.A.	Poland	7379	N/A

(1)	The Co-Registrant has the following principal executive office:

Plac Powstańców Warszawy 2

00-030 Warsaw, Poland

(2)	The agent for service for the Co-Registrant is:

Tengtu, Inc.

2807 Jackson Ave, FL 5th,

Long Island City, NY 11101

Telephone: (646) 952-1683

EXPLANATORY NOTE

Miluna Acquisition Corp and CADV Ventures S.A. are filing this Amendment No. 3 to their Registration Statement on Form S-4 (File No. 333-298601) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature pages to the Registration Statement and filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits

A list of exhibits included as part of this Registration Statement on Form S-4 is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

(b)	Financial Statements

See page F-1 for an index of financial statements included in this Registration Statement on Form S-4.

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EXHIBIT INDEX

Exhibit No.	Description
2.1†	Business Combination Agreement, dated as of April 23, 2026, by and among Miluna Acquisition Corp, Kukugan Invest, and CADV Ventures S.A. (included as Annex A to the proxy statement/prospectus).
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 of Miluna Acquisition Corp’s Annual Report on Form 10-K, filed with the SEC on February 12, 2026).
3.2	Form of Second Amended and Restated Memorandum and Articles of Association of Kukugan Invest (attached to the proxy statement/prospectus that forms a part of this registration statement as Annex C).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 of Miluna Acquisition Corp’s Annual Report on Form 10-K, filed with the SEC on February 12, 2026).
4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 of Miluna Acquisition Corp’s Annual Report on Form 10-K, filed with the SEC on February 12, 2026).
4.3	Specimen Warrants Certificate (incorporated by reference to Exhibit 4.3 of Miluna Acquisition Corp’s Annual Report on Form 10-K, filed with the SEC on February 12, 2026).
4.4	Warrant Agreement, dated October 22, 2025, by and between the Company and Lucky Lucko, Inc. d/b/a Efficiency (incorporated by reference to Exhibit 4.4 of Miluna Acquisition Corp’s Annual Report on Form 10-K, filed with the SEC on February 12, 2026).
5.1**	Opinion of Harney Westwood & Riegels.
8.1*	Opinion of Hunter Taubman Fischer & Li LLC regarding certain U.S. federal income tax matters.
8.2**	Opinion of Rimôn PC regarding certain tax matters.
10.1	Sponsor Support Agreement, dated as of April 23, 2026, by and among MilunaC Technology Limited, Miluna Acquisition Corp, and Kukugan Invest (incorporated by reference to Exhibit 10.1 of Miluna Acquisition Corp’s Current Report on Form 8-K, filed with the SEC on April 27, 2026).
10.2	Parent Support Agreement, dated as of April 23, 2026, by and among Kukugan Invest, Miluna Acquisition Corp, and the sole shareholder of Parent (incorporated by reference to Exhibit 10.2 of Miluna Acquisition Corp’s Current Report on Form 8-K, filed with the SEC on April 27, 2026).
10.3	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 of Miluna Acquisition Corp’s Current Report on Form 8-K, filed with the SEC on April 27, 2026).
10.4	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.4 of Miluna Acquisition Corp’s Current Report on Form 8-K, filed with the SEC on April 27, 2026).
10.5	Letter Agreement, dated October 22, 2025, by and among the Company, its executive officers, its directors and the Sponsor (incorporated by reference to Exhibit 10.1 of Miluna Acquisition Corp’s Annual Report on Form 10-K, filed with the SEC on February 12, 2026).
10.6	Investment Management Trust Agreement, dated October 22, 2025, by and between the Company and Lucky Lucko, Inc. d/b/a Efficiency (incorporated by reference to Exhibit 10.2 of Miluna Acquisition Corp’s Annual Report on Form 10-K, filed with the SEC on February 12, 2026).
10.7	Registration Rights Agreement, dated October 22, 2025, among the Company, the Sponsor and the Holders signatory thereto (incorporated by reference to Exhibit 10.3 of Miluna Acquisition Corp’s Annual Report on Form 10-K, filed with the SEC on February 12, 2026).
10.8	Private Units Purchase Agreement, dated October 22, 2025, by and between the Company and the Sponsor (incorporated by reference to Exhibit 10.4 of Miluna Acquisition Corp’s Annual Report on Form 10-K, filed with the SEC on February 12, 2026).
10.9	Administrative Support Agreement, dated July 8, 2025, by and between Miluna Acquisition Corp and the Sponsor (incorporated by reference to Exhibit 10.5 of Miluna Acquisition Corp’s Annual Report on Form 10-K, filed with the SEC on February 12, 2026).
10.10	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.6 of Miluna Acquisition Corp’s Annual Report on Form 10-K, filed with the SEC on February 12, 2026).
10.11	Securities Subscription Agreement, dated June 30, 2025, by and between Miluna Acquisition Corp and MilunaC Technology Limited (incorporated by reference to Exhibit 10.7 of Miluna Acquisition Corp’s Registration Statement on Form S-1, filed with the SEC on September 2, 2025).
10.12	Promissory Note, dated as of June 24, 2025, by and between the Company and the Sponsor (incorporated by reference to Exhibit 10.8 of Miluna Acquisition Corp’s Annual Report on Form 10-K, filed with the SEC on February 12, 2026).
21.1**	List of Subsidiaries.
23.1**	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.2*	Consent of Guangdong Prouden CPAs GP (Miluna Acquisition Corp)
23.3**	Consent of Guangdong Prouden CPAs GP (CADV Ventures S.A. and Kukugan Invest)
23.4**	Consent of King Kee Appraisal and Advisory Limited
23.5*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 8.1).
23.6**	Consent of Rimôn PC (included in Exhibit 8.2)
24.1	Power of Attorney (included on the signature page to the initial filing of this registration statement).
99.1**	Consent of Shang Ju Lin to be Named as Director
99.2**	Consent of Luhuan Zhong to be Named as Director
99.3**	Consent of Hoan S. Lee, Ph.D. to be Named as Director
99.4**	Consent of Jeffrey Chi to be Named as Director
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107**	Filing Fee Table.

* Filed herewith.

** Previously filed.

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on this 27th day of October 2026.

Miluna Acquisition Corp

By:	/s/ Hao Yuan
Name:	Hao Yuan
Title:	Chief Executive Officer and Chairman

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hao Yuan as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on October 27, 2026.

Signature	Title	Date

/s/ Hao Yuan	Chief Executive Officer and Chairman	October 27, 2026
Hao Yuan	(Principal Executive Officer)

/s/ Daniel Albert Mace	Chief Financial Officer and Director	October 27, 2026
Daniel Albert Mace	(Principal Financial and Accounting Officer)

/s/ Luhuan Zhong	Director	October 27, 2026
Luhuan Zhong

/s/ Yajuan Ding	Director	October 27, 2026
Yajuan Ding

/s/ Ya Ting Lee	Director	October 27, 2026
Ya Ting Lee

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement in the United States, on this 27th day of October 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, on this 27th day of October, 2026.

CADV Ventures S.A.

By:	/s/ Shang Ju Lin
Name:	Shang Ju Lin
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shang Ju Lin as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on this 27th day of October 2026.

Signature	Title	Date

/s/ Shang Ju Lin	Chief Executive Officer and Chairman	October 27, 2026
Shang Ju Lin	(Principal Executive Officer)

/s/ Elzbieta Barbarska	Chief Financial Officer	October 27, 2026
Elzbieta Barbarska	(Principal Financial and Accounting Officer)

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement or the amendment thereto in the State of California, on this 27th day of October 2026.

By:	/s/ Debbie A. Klis
Name:	Debbie A. Klis
Title:	Authorized Representative

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